Exhibit 99

FOR IMMEDIATE RELEASE

3M Reports Record Second-Quarter Results;
Company Posts Sales of $7.8 Billion and Earnings per Share of $1.71

ST. PAUL, Minn. — July 25, 2013 - 3M (NYSE: MMM) today reported second-quarter earnings of $1.71 per share, an increase of 3.0 percent versus the second quarter of 2012. Sales grew 2.9 percent year-on-year to a record $7.8 billion. Organic local-currency sales grew 2.3 percent and acquisitions added 1.9 percent to sales. Currency impacts reduced sales by 1.3 percent year-on-year.

Operating income was $1.7 billion and operating income margins for the quarter were 22.0 percent. Second-quarter net income was $1.2 billion and free cash flow was $1.3 billion.

The company paid $436 million in cash dividends to shareholders and repurchased $1.2 billion of its own shares during the quarter.

Organic local-currency sales growth was 5.7 percent in Health Care, 3.3 percent in Industrial, 2.9 percent in Consumer and 2.0 percent in Safety and Graphics; Electronics and Energy declined 2.1 percent year-on-year. On a geographic basis, organic local-currency sales grew 8.5 percent in Latin America/Canada, 2.2 percent in Asia Pacific, 1.9 percent in EMEA (Europe, Middle East and Africa) and 0.8 percent in the U.S.

“This was a good quarter for 3M, with strong performances across the portfolio,” said Inge G. Thulin, 3M’s chairman, president and chief executive officer. “Four of our five business segments achieved positive organic growth and posted operating margins above 21 percent. We converted 107 percent of net income to free cash flow in the quarter, which fueled ongoing investment in the business and allowed for significant cash returned to shareholders. Our employees executed well in the face of continued slow economic growth.”

3M reiterated its 2013 full-year performance expectations. The company anticipates 2013 earnings to be in the range of $6.60 to $6.85 per share with organic local-currency sales growth of 2 to 5 percent. 3M continues to expect free cash flow conversion will be in the range of 90 to 100 percent.

In addition, the company now expects full-year gross share repurchases will be in the range of $3.5 billion to $4.5 billion versus a previous range of $2 billion to $3 billion.

Second-Quarter Business Group Discussion

Industrial

•                  Sales of $2.7 billion, up 6.6 percent in U.S. dollars. Organic local-currency sales increased 3.3 percent, acquisitions (Ceradyne) added 4.6 percent to sales and foreign currency translation reduced sales by 1.3 percent.

•                  On an organic local-currency basis:

•                  Sales grew in most businesses led by aerospace, automotive aftermarket, liquid filtration, industrial adhesives and tapes and automotive OEM.

•                  Sales rose in all major geographies led by Latin America/Canada, the U.S. and EMEA.

•                  Operating income was $599 million, up 1.2 percent year-on-year; operating margin of 22.5 percent.

Safety and Graphics

•                  Sales of $1.5 billion, up 2.3 percent in U.S. dollars. Organic local-currency sales increased 2.0 percent; acquisitions (Federal Signal Technologies) added 1.9 percent to sales and foreign currency translation reduced sales by 1.6 percent.

•                  On an organic local-currency basis:

•                  Sales growth was led by commercial graphics, personal safety, architectural markets and building and commercial services; sales declined in roofing granules and traffic safety and security systems.

•                  Sales grew in Latin America/Canada, Asia Pacific and EMEA and declined in the U.S.

•                  Operating income was $333 million, down 9.7 percent year-on-year; operating margin of 22.9 percent.

Electronics and Energy

•                  Sales of $1.3 billion, down 3.2 percent in U.S. dollars. Organic local-currency sales decreased 2.1 percent and foreign currency translation reduced sales by 1.1 percent.

•                  On an organic local-currency basis:

•                  Electronics-related sales declined year-on-year as end-markets remained soft during the quarter.

•                  Energy-related sales also declined year-on-year; weakness in renewable energy more than offset sales gains in electrical markets.

•                  Sales increased slightly in Latin America/Canada and declined in APAC, EMEA and the U.S.

•                  Operating income was $237 million, down 16.0 percent year-on-year; operating margin of 17.7 percent.

Health Care

•                  Sales of $1.3 billion, up 4.6 percent in U.S. dollars. Organic local-currency sales increased 5.7 percent and foreign currency translation reduced sales by 1.1 percent.

•                  On an organic local-currency basis:

•                  Sales growth was strongest in health information systems, food safety, critical and chronic care, oral care and infection prevention; sales declined in drug delivery.

•                  Sales grew in all major geographies, with double-digit growth in Latin America/Canada and APAC.

•                  Operating income increased 1.2 percent to $417 million; operating margin of 31.2 percent.

Consumer

•                  Sales of $1.1 billion, up 1.4 percent in U.S. dollars. Organic local-currency sales increased 2.9 percent, divestitures reduced sales by 0.1 percent and foreign currency translation reduced sales by 1.4 percent.

•                  On an organic local-currency basis:

•                  Sales growth driven by the consumer health care, home care, stationery & office supplies and DIY businesses.

•                  Sales increased in all regions led by Latin America/Canada, Asia Pacific and the U.S.

•                  Operating income grew 3.5 percent to $235 million; operating margin of 21.4 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•               Live webcast at http://investor.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investor.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 (for both U.S. and outside the U.S.; access code is 21609532).

The telephone replay will be available until 10:00 a.m. CDT on July 30, 2013.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Six-months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$7,752	$7,534	$15,386	$15,020
Operating expenses
Cost of sales	4,013	3,870	7,982	7,759
Selling, general and administrative expenses	1,610	1,528	3,199	3,080
Research, development and related expenses	427	408	857	819
Total operating expenses	6,050	5,806	12,038	11,658
Operating income	1,702	1,728	3,348	3,362
Interest expense and income
Interest expense	41	43	80	83
Interest income	(10)	(10)	(20)	(19)
Total interest expense – net	31	33	60	64
Income before income taxes	1,671	1,695	3,288	3,298
Provision for income taxes	458	509	928	971
Net income including noncontrolling interest	$1,213	$1,186	$2,360	$2,327
Less: Net income attributable to noncontrolling interest	16	19	34	35
Net income attributable to 3M	$1,197	$1,167	$2,326	$2,292
Weighted average 3M common shares outstanding – basic	688.2	694.3	689.6	695.5
Earnings per share attributable to 3M common shareholders – basic	$1.74	$1.68	$3.37	$3.30
Weighted average 3M common shares outstanding – diluted	699.1	702.6	700.6	704.4
Earnings per share attributable to 3M common shareholders – diluted	$1.71	$1.66	$3.32	$3.25
Cash dividends paid per 3M common share	$0.635	$0.59	$1.27	$1.18

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Jun. 30, 2013	Dec. 31, 2012	Jun. 30, 2012
ASSETS
Current assets
Cash and cash equivalents	$2,942	$2,883	$3,308
Marketable securities — current	1,310	1,648	1,595
Accounts receivable — net	4,542	4,061	4,364
Inventories	3,919	3,837	3,656
Other current assets	1,270	1,201	1,165
Total current assets	13,983	13,630	14,088
Marketable securities — non-current	1,542	1,162	1,031
Investments	154	163	152
Property, plant and equipment — net	8,329	8,378	7,706
Goodwill and intangible assets — net	9,017	9,310	8,911
Prepaid pension benefits	22	16	45
Other assets	1,083	1,217	1,406
Total assets	$34,130	$33,876	$33,339

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,062	$1,085	$650
Accounts payable	1,920	1,762	1,792
Accrued payroll	589	701	593
Accrued income taxes	460	371	440
Other current liabilities	2,304	2,281	2,232
Total current liabilities	6,335	6,200	5,707
Long-term debt	4,884	4,916	5,657
Pension and postretirement benefits	2,909	3,086	3,355
Other liabilities	1,683	1,634	1,747
Total liabilities	$15,811	$15,836	$16,466

Total equity	$18,319	$18,040	$16,873
Shares outstanding
June 30, 2013: 683,468,043 shares
December 31, 2012: 687,091,650 shares
June 30, 2012: 691,319,463 shares
Total liabilities and equity	$34,130	$33,876	$33,339

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Six-months ended June 30,
	2013	2012
NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,673	$2,217

Cash flows from investing activities:
Purchases of property, plant and equipment	(718)	(619)
Acquisitions, net of cash acquired	—	(144)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(52)	(103)
Other investing activities	30	12
NET CASH USED IN INVESTING ACTIVITIES	(740)	(854)
Cash flows from financing activities:
Change in debt	(13)	1,192
Purchases of treasury stock	(1,995)	(1,163)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	1,103	479
Dividends paid to shareholders	(876)	(820)
Other financing activities	54	41
NET CASH USED IN FINANCING ACTIVITIES	(1,727)	(271)

Effect of exchange rate changes on cash and cash equivalents	(147)	(3)

Net increase (decrease) in cash and cash equivalents	59	1,089
Cash and cash equivalents at beginning of year	2,883	2,219
Cash and cash equivalents at end of period	$2,942	$3,308

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended June 30,		Six-months ended June 30,
	2013	2012	2013	2012
NON-GAAP MEASURES
Free Cash Flow:
Net cash provided by operating activities	$1,679	$1,389	$2,673	$2,217
Purchases of property, plant and equipment	(394)	(358)	(718)	(619)
Free Cash Flow (a)	$1,285	$1,031	$1,955	$1,598

(a)         Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

	June 30,
	2013	2012
OTHER NON-GAAP MEASURES:
Net Working Capital Turns (b)	4.7	4.8

(b)         The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

During the first quarter of 2013, 3M completed a realignment of its business segments, as discussed in the following “Business Segments” section, and realigned its geographic area reporting to include Puerto Rico in the United States, rather than in the Latin America/Canada region.  The financial information presented herein reflects, for all periods presented, the impact of these realignments.

Sales Change Analysis

By Geographic Area

	Three-months ended June 30, 2013
	United States	Asia- Pacific	Europe, Middle East and Africa	Latin America/ Canada	World- Wide
Volume — organic	0.7%	3.1%	1.4%	2.4%	1.7%
Price	0.1	(0.9)	0.5	6.1	0.6
Organic local-currency sales	0.8	2.2	1.9	8.5	2.3
Acquisitions	3.4	0.4	2.1	0.7	1.9
Translation	—	(3.9)	0.9	(3.2)	(1.3)
Total sales change	4.2%	(1.3)%	4.9%	6.0%	2.9%

Worldwide

Sales Change Analysis

By Business Segment

	Three-months ended June 30, 2013
	Organic local- currency sales	Acqui- sitions	Divest- itures	Trans- lation	Total sales change

Industrial	3.3%	4.6%	—%	(1.3)%	6.6%
Safety and Graphics	2.0%	1.9%	—%	(1.6)%	2.3%
Electronics and Energy	(2.1)%	—%	—%	(1.1)%	(3.2)%
Health Care	5.7%	—%	—%	(1.1)%	4.6%
Consumer	2.9%	—%	(0.1)%	(1.4)%	1.4%

Sales Change Analysis

By Geographic Area

	Six-months ended June 30, 2013
	United States	Asia- Pacific	Europe, Middle East and Africa	Latin America/ Canada	World- Wide
Volume — organic	1.2%	3.2%	0.1%	2.7%	1.6%
Price	0.4	(1.1)	0.4	5.2	0.5
Organic local-currency sales	1.6	2.1	0.5	7.9	2.1
Acquisitions	3.2	0.3	2.2	0.5	1.8
Translation	—	(3.3)	(0.3)	(4.1)	(1.5)
Total sales change	4.8%	(0.9)%	2.4%	4.3%	2.4%

Worldwide

Sales Change Analysis

By Business Segment

	Six-months ended June 30, 2013
	Organic local- currency sales	Acqui- sitions	Divest- itures	Trans- lation	Total sales change
Industrial	3.1%	4.1%	—%	(1.6)%	5.6%
Safety and Graphics	2.1%	2.0%	—%	(1.9)%	2.2%
Electronics and Energy	(2.1)%	—%	—%	(1.1)%	(3.2)%
Health Care	4.8%	0.2%	—%	(1.3)%	3.7%
Consumer	3.2%	—%	—%	(1.5)%	1.7%

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2013, 3M completed a realignment of its business groups (segments) to better serve global markets and customers. This realignment included:

•                  The alignment of divisions into five business groups (segments) as further described below.

•                  The combination of certain existing divisions into new divisions. These included the Traffic Safety and Security Division (reflecting the combination of the former Traffic Safety Systems Division and Security Systems Division) and the Optical Systems Division (reflecting the combination of the former Optical Systems Division and Mobile Interactive Solutions Division).

•                  The movement of certain product lines between various divisions.

In addition to the above, there were also adjustments for dual credit reporting to reflect the realigned structure. The new structure is comprised of five business segments: Industrial, Safety and Graphics, Electronics and Energy, Health Care, and Consumer.

Industrial: This business segment, previously referred to as Industrial and Transportation, is largely unchanged, except for the transfer of the Renewable Energy Division to the Electronics and Energy business segment.

Safety and Graphics: This business segment includes Architectural Markets, Building and Commercial Services, Commercial Graphics, Industrial Mineral Products, Personal Safety, and Traffic Safety and Security. This new business segment also reflects the movement of certain product lines between various divisions.

Electronics and Energy: This business segment includes Communication Markets, Electrical Markets, Electronics Markets Materials, Electronic Solutions, Infrastructure Protection, Optical Systems, Renewable Energy, and 3M Touch Systems. This new business segment also reflects the movement of certain product lines between various divisions.

Health Care: This business segment is largely unchanged, except for the movement of certain product lines between various divisions.

Consumer: This business segment, previously referred to as Consumer and Office, is largely unchanged, except for the movement of certain product lines between various divisions.

The financial information presented herein reflects, for all periods presented, the impact of this realignment. Refer to 3M’s Current Report on Form 8-K furnished on March 1, 2013 and 3M’s Current Report on Form 8-K filed on May 16, 2013 for additional information concerning the business segment and geographic area realignments effective in the first quarter of 2013.

BUSINESS

SEGMENT

INFORMATION

(Millions)

	Three-months ended June 30,		Six-months ended June 30,
	2013	2012	2013	2012
NET SALES
Industrial	$2,663	$2,499	$5,338	$5,057
Safety and Graphics	1,453	1,421	2,870	2,808
Electronics and Energy	1,340	1,384	2,617	2,704
Health Care	1,336	1,277	2,647	2,552
Consumer	1,098	1,083	2,179	2,143
Corporate and Unallocated	2	1	4	3
Elimination of Dual Credit	(140)	(131)	(269)	(247)
Total Company	$7,752	$7,534	$15,386	$15,020

OPERATING INCOME
Industrial	$599	$592	$1,175	$1,183
Safety and Graphics	333	368	668	702
Electronics and Energy	237	282	433	516
Health Care	417	412	821	813
Consumer	235	227	472	464
Corporate and Unallocated	(88)	(124)	(162)	(262)
Elimination of Dual Credit	(31)	(29)	(59)	(54)
Total Company	$1,702	$1,728	$3,348	$3,362

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products. Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better. 3M is the innovation company that never stops inventing. With $30 billion in sales, 3M employs 88,000 people worldwide and has operations in more than 70 countries.

Investor Contacts:	Matt Ginter	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000